Exhibit 10.3

VOTING AGREEMENT

VOTING AGREEMENT, dated as of January 10, 2025 (this “Agreement”), by and between Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”) and the stockholder signatory hereto (the “Stockholder”).

WHEREAS, the Company has agreed to (i) amend the terms of certain existing warrants issued on March 18, 2024, April 22, 2024, and May 16, 2024, in accordance with the terms of the warrant amendment agreement, dated as of the date hereof, between the Company and the holders named therein (the “Warrant Amendment”) and (ii) issue and sell certain shares of its common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and certain purchasers signatory thereto (the “Purchase Agreement”);

WHEREAS, as of the date hereof, the Stockholder beneficially owns the number of shares of the Company’s Common Stock, set forth on the Stockholder’s signature page hereto (the “Stockholder Shares”); and

WHEREAS, in consideration for each holder’s entry into the Warrant Amendment and each purchaser’s entry into the Purchase Agreement, as applicable, the Stockholder has agreed, to enter into this Agreement with respect to all the Stockholder Shares now owned and which may hereafter be acquired by the Stockholder and any other securities of the Company (the “Other Securities”, and together with the Stockholder Shares, the “Stockholder Securities”), if any, which Stockholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the shareholders of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, the Stockholder hereby agrees that at any meeting of the shareholders of the Company, however called, or in any action by written consent of the Company’s shareholders in lieu of a meeting, the Stockholder shall vote the Stockholder Securities, which Stockholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the shareholders of the Company or by written consent in lieu of a meeting, in favor of the Stockholder Approval (as defined in the Warrant Amendment, the “Warrant Stockholder Approval”) and the Stockholder Approval (as defined in the Purchase Agreement, the “RD Stockholder Approval” and together with the Warrant Stockholder Approval, the “Stockholder Approvals”). The Stockholder acknowledges receipt and review of copies of the Warrant Amendment and the Purchase Agreement. The obligations of the Stockholder under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approvals.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company as follows:

SECTION 2.01. Authority Relative to this Agreement. The Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder Securities owned by the Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder Securities owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Stockholder Securities owned by the Stockholder is bound.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder.

SECTION 2.03. Title to the Stock. As of the date hereof, the Stockholder is the owner of the Stockholder Shares, which are entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company. Such Stockholder Shares are all the securities of the Company owned, either of record or beneficially, by the Stockholder. Such Stockholder Shares are owned free and clear of all Encumbrances (as defined below). The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Stockholder Securities owned by the Stockholder.

ARTICLE III
MISCELLANEOUS

SECTION 3.01. Further Assurances. The Stockholder shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 3.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 3.03. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholder with respect to the subject matter hereof.

SECTION 3.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 3.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 3.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature pages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 3.07. Termination. This Agreement shall automatically terminate immediately following the occurrence of the Stockholder Approvals.

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IN WITNESS WHEREOF, the Stockholder and the Company have duly executed this Voting Agreement as of the date first written above.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:
Name:
Title:

Address:

Attention:
Facsimile:

STOCKHOLDER

Name:	Danny Meeks

Number of Stockholder Shares beneficially owned: _______